Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(20,693,805)
Realized Gain (Loss) on Swap Contracts	(4,683,822)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(160,375)
Unrealized gain (loss) on Fair Value of Swap Contracts	(2,040)
Dividend Income	2,672,698
Interest Income	3,304,966
ETF Transaction Fees	20,000
Total Income (Loss)	$(19,542,378)

Expenses
General Partner Management Fees	$703,685
Professional Fees	177,678
Brokerage Commissions	56,692
Directors' Fees and insurance	68,665
License fees	23,456
Total Expenses	$1,030,176
Net Income (Loss)	$(20,572,554)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/23	$1,977,015,338
Additions (2,100,000 Shares)	138,726,521
Withdrawals (5,900,000 Shares)	(406,722,290)
Net Income (Loss)	(20,572,554)

Net Asset Value End of Month	$1,688,447,015
Net Asset Value Per Share (24,423,603 Shares)	$69.13

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596